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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2000
                                                      REGISTRATION NO. 333-59441

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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                WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
             (Exact name of Registrant as Specified in its Charter)

          DELAWARE                                               25-1615902
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1001 AIR BRAKE AVENUE
                      WILMERDING, PENNSYLVANIA 15148-0001
   (Address, including zip code, of registrant's principal executive offices)

                WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                           1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

                                ROBERT J. BROOKS
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                             1001 AIR BRAKE AVENUE
                         WILMERDING, PENNSYLVANIA 15148
                                  412-825-1000
          (Name and address, including zip code and telephone number, including area code, of agent for service)

                                    COPY TO:
                         PASQUALE D. GENTILE, JR., ESQ.
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219
                                  412-288-4112

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                              EXPLANATORY STATEMENT

         A total of 1,600,000 shares of common stock of Westinghouse Air Brake Technologies Corporation (the "Company") were registered by Registration Statement on Form S-8, File No. 333-59441, to be issued in connection with the Westinghouse Air Brake Technologies Corporation 1995 Stock Incentive Plan (the "1995 Plan"). On May 24, 2000, the stockholders approved the Westinghouse Air Brake Technologies Corporation 2000 Stock Incentive Plan (the "2000 Plan"). The stockholders also approved a base amount of 1,100,000 shares issuable under the 2000 Plan to be increased in each of the next five years based on a percentage of outstanding shares at the end of the preceding fiscal year. The total shares issuable under the 2000 Plan cannot exceed 15% of outstanding shares less outstanding grants. The stockholders also approved a decrease of 1,108,349 issuable under the 1995 Plan. These 1,108,349 shares were registered in connection with the 1995 Plan but have not been issued under the 1995 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission set forth at questions 89 and 90 of the "Securities Act Forms" section of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the 1,108,349 shares are transferred over to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2000 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registration Statement on Form S-8, File No. 333-59441 is incorporated by reference herein.





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                                    SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMERDING, COMMONWEALTH OF PENNSYLVANIA, ON THE 18TH DAY OF JULY, 2000.

                                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION


                                 BY: /s/ WILLIAM E. KASSLING
                                     -------------------------------------------
                                     WILLIAM E. KASSLING
                                     CHAIRMAN OF THE BOARD, PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William E. Kassling and Robert J. Brooks attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON 18TH DAY OF JULY 2000.


       NAME                                           TITLE
       ----                                           -----

/s/ William E. Kassling                  Chairman of the Board, President
--------------------------                 and Chief Executive Officer
William E. Kassling                        (principal executive officer)


/s/ Robert J. Brooks                     Chief Financial and Accounting Officer
--------------------------                 and Director (principal financial and
Robert J. Brooks                           principal accounting officer)


/s/ Gilbert E. Carmichael                Director
--------------------------
Gilbert E. Carmichael

/s/ Gregory T. H. Davies                 Director
--------------------------
Gregory T. H. Davies

/s/ Kim G. Davis                         Director
--------------------------
Kim G. Davis

/s/ Emilio A. Fernandez                  Director
--------------------------
Emilio A. Fernandez

/s/ Lee B. Foster                        Director
--------------------------
Lee B. Foster, II


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/s/ James C. Huntington                  Director
--------------------------
James C. Huntington

/s/ James P. Kelley                      Director
--------------------------
James P. Kelley

/s/ James P. Miscoll                     Director
--------------------------
James P. Miscoll

/s/ James V. Napier                      Director
--------------------------
James V. Napier







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